LEASE AGREEMENT

     THIS LEASE, made the 21st day of January 2003, by between CMJR

INVESTMENTS, INC., hereinafter called Lessor, and PETROL OIL AND GAS, INC.,

hereinafter called Lessee.

     1.   Property and Term.  Lessor hereby rents to Lessee and Lessee hereby rents from Lessor the premises ("Premises") described as follows, to-wit:

     Lot Twelve  (12), in Block One (1), of Kent's Addition to the City of

     Waverly, LESS the following tract:

     Beginning at the Southwest corner of said Lot Twelve (12), in Block One
     (1), of Kent's Addition, thence East along the South line of said Lot Twelve (12) a distance of 34.95 feet; thence North 25.15 feet to a point on the North line of said Lot Twelve (12); thence West along the North line of Lot Twelve (12) a distance of 35.00 feet to the Northwest corner of Lot Twelve (12); thence South 25.15 feet to the point of beginning, all being in Kent's Addition to the City of Waverly, Coffey County, Kansas.

The term of this lease shall be for one (1) year for a term beginning January

23, 2003, and ending January 23, 2004.

     2.   Rent.  Rent shall be $300.00 per month, due and payable on the 24th day of each month. The first and last month's rent shall be paid in advance,

the receipt of which is hereby acknowledged. If rent is not paid within three

(3) days after the due date, Lessee will be charged and pay a late charge of

$20.00. Such late charge provision shall not be construed as a grace period,

and Lessor may declare default if rent is not paid on or before the due date.

All persons signing this Agreement as Lessee shall be jointly and severally liable for rent due under this agreement and performance hereof.

     3.   Care of Premises.  Lessee shall keep premises in good repair, clean and free of fire hazards and shall return same in as good condition as received, reasonable wear and use excepted. Lessee agrees to take care of and pay for

any and all minor repairs to the premises and the Lessor agrees to take care of and pay for any and all major repairs to the premises. Lessee agrees to hold Lessor harmless for any liability arising form injury to person or property caused by any act or omission of Lessee, their family, guests,

servants, assignees or sublessees. The parties acknowledge that there is a microwave, stove, refrigerator, and shelves that belong to Lessor but Lessee is allowed the use of the same during their occupancy.

     4.   Use of Premises.  Lessee will not, without Lessor's written consent, make any alterations in the premises and will not deface or permit the defacing of premises.

     5.   Assigning or Subleasing.  Lessee shall not assign, transfer or encumber this Lease or any part thereof without written consent of Lessor and shall not sublet or allow any other person to come in with or under Lessee without like written consent. Consent of Lessor to any such assignment or subletting, and acceptance of rent by Lessor from any assignee, underlessee or occupant shall not release Lessee from the above obligations to pay rent hereunder and to comply with the other terms and conditions of this Lease. No collection of rent from an assignee, sublessee or occupant shall be deemed an acceptance of that person as Lessee, unless acceptance is made in writing by

Lessor.

     6.   Utilities.  Lessee shall furnish and pay for all trash collection,

electricity, gas, water, fuel and other utility services used in or assessed against the leased premises.

     7.   Taxes and Insurance.  Lessor will pay for the real estate taxes on the premises. The Lessor shall continuously maintain fire and extended coverage insurance on the premises. The Lessee shall obtain insurance to cover its personal property contents in the building and shall also continuously maintain liability insurance on the building. The Lessor shall under no circumstances be responsible or held liable for any accident or injuries occurring on or about the leased premises.

     8.   Waiver.  Waiver by Lessor or any default or breach, including failure to pay rent on or before the date due, shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission,

express or implied, of any other subsequent default or breach.

     9.   Lessor's Right to Entry.  Lessor or his agents shall have the right to enter

 the premises at reasonable hours after reasonable notice to Lessee for inspection or repairs or to show the premises to prospective lessees or buyers. Lessor may enter the premises without consent of Lessee in case of an extreme hazard involving a potential loss of life or severe property damage.

     10.  Termination.  Lessor may terminate this Lease upon thirty days' notice in

writing prior to the next rent payment date to the Lessee, and provided, that

Lessor shall have the right to terminate this Lease pursuant to the Lessor-

Lessee Act aforesaid if Lessee fails to pay rent on or before the date due or otherwise fails to perform the covenants contained herein.

    11.  Default.  On default or material breach of this Agreement, Lessor shall have the right to exercise all remedies permitted under Kansas law.



   12.  Entire Agreement.  This Agreement, including the provisions of said Act,

where not otherwise provided for or permitted herein, constitutes the entire agreement between the parties. Any agreement hereafter made shall be ineffective to change, modify or alter this Agreement unless in writing and signed by Lessor and Lessee.

     13.  Notice of Extended Absence.  Lessee most notify the Lessor of any anticipated absence in excess of seven consecutive days by the first day of such absence.

     14.  Kansas Lessor-Lessee Act Applicable.  The provisions of the Kansas

Residential Lessor-Lessee Act govern this Agreement where not otherwise provided for or permitted herein. If any provisions hereof shall be inconsistent with said Act, the provisions of said Act shall govern.

     NOTICE TO LESSEE: THIS LEASE IS A LEGALLY BINDING DOCUMENT AND YOU

SHOULD SEEK LEGAL ASSISTANCE BEFORE SIGNING IF YOU HAVE QUESTIONS.

     IN WITNESS WHEREOF, the parties hereunto set their hands the day and year first above written.



CMJR INVESTMNETS, INC.             PETROL OIL AND GAS, INC.



By:

          (LESSOR)                                (LESSEE)